Exhibit 10.1

Agreement  Between

LT TRADING GROUP, INC.

and

Resource Exchange of America Corp.

This is an agreement between Resource Exchange of America Corp. (“REAC”) and LT Trading Group, Inc. (“LT”) to conduct certain business as a joint venture.  Both parties hereby acknowledge the receipt of adequate consideration for the provisions herein, including, but not limited to, ten dollars and the mutual covenants herein.

1.

Purpose of the Agreement.  The parties intend to conduct the following business transactions together in a joint venture, wherein costs and benefits as described herein associated with the following transactions and only the following transactions will be earned.

Distribution of scrap metal in the territory and pursuant to the terms described in Exhibit A, hereto.

The parties will describe subsequent projects in additional exhibits to this contract, which exhibits will specifically reference that they are exhibits to this contract and which exhibits will be signed by both parties and witnessed by at least one witness.

2.

Date and Length of Term.  This effective date of this agreement is September ____, 2010.  This agreement may be terminated by either party upon 30 days notice to the other party.

3.

Duties of LT Trading Group, Inc.  The duties of LT Trading Group, Inc. pursuant to this contract are the duties described in Exhibit B, hereto.

4.

Duties of REAC. The duties of REAC pursuant to this contract are the duties described in Exhibit C, hereto.

5.

Benefits.   Benefits and costs will be shared according to the formula described in Exhibit D, hereto.

6.

Administrative Services. REAC will provide the administrative services described in Exhibit “C” hereto.  Unless expenses are pre-approved by REAC in writing, REAC assumes no liability for LT Trading Group, Inc.’s expenses other than to pay them from revenues or projected revenues of the Project and only to the extent that such projections have been provided to REAC at a time that is reasonably in advance of the due date of such bills.  LT Trading Group, Inc. assumes no liability for REAC’s expenses.

7.

Representations.  The parties hereby represent that they have made or will immediately make full, true and accurate disclosure of all material information and all budgeted and expected revenues and expenses for the project.  The parties hereby represent and agree that they have made or will immediately make full, true and accurate disclosure of all such information in their possession regarding the transactions described herein, to their reasonable ability to do so.  The parties promise and covenant that they will make full, true and accurate disclosure of all such matters in the future and that they will provide any information necessary to reasonably communicate the existence of any unusual uncertainty regarding the transactions.

8.

Covenants.  The parties hereby covenant and promise to promptly perform all duties and obligations necessary pursuant to this agreement and to promptly provide all information reasonably necessary or important to the other party and/or reasonably requested by the other party.

9.

Miscellaneous Provisions.  This contract will be construed under the laws of Sarasota, Florida and any actions hereunder will be tried in the County, Circuit or Federal courts for Sarasota, Florida.  In any such action, the prevailing party will be entitled to reimbursement of attorneys fees and costs incurred in bringing or defending such action, appellate fees and costs included.  Both parties have had benefit of legal counsel or opportunity to obtain same.  This contract will not be construed as having been drafted by one or the other party.  This agreement may be executed by fax, email or any other type of remote communication and each party may execute a different physical copy of same

10.

Failure to Enforce.  Failure to enforce or insist upon any right granted hereunder will not constitute a waiver or satisfaction of the rights of the waiving party or any duty of the other party.

______________________________________

/s/ Louisa Tsang                                9/28/2010

Witness

Date

Louisa Tsang, as President of

Date

LT Trading Group, Inc.

81 Devonshire Drive, New Hyde Park, NY 11040

______________________________________

Witness

Date

/s/ Frederick Wernicke                     9/24/2010

/s/ Dana Pekas                                  9/24/2010

Witness

Date

Dana Pekas, as CEO of

Date

Resource Exchange of America Corp.

/s/ Patrick Hrabos                             9/24/2010

Witness

Date

EXHIBIT A

Market

The countries and territories of China and mutually agreed upon Korean Companies

EXHIBIT B

Duties of LT Trading Group, Inc.

a.

Serve as Sales Director for scrap metal in the Chinese market.

b.

Seek, obtain and negotiate the sale of scrap metal from REAC to buyers in the territories or meeting the descriptions in Exhibit A.

c.

Develop relationships within the territory and with the companies described in Exhibit A.

d

Provide or obtain all things necessary to conduct the activities described in this agreement.

e

Comply with all applicable laws, rules, regulations and other governmental requirements and the letter and spirit of this contract.

f

Conduct itself at all times in a manner that reflects favorably upon the reputation of REAC for quality, service, honesty, and fair dealing.

g

Inform REAC immediately, in writing, of all matters that might be material in any way to this contract, the activities of LT Trading Group, Inc., REAC or the scrap metal customer(s) whether or not LT Trading Group, Inc. or any of her personnel have or do not have an opinion as to whether such information is already known by REAC or is important to be known by REAC.

EXHIBIT C

Duties of REAC

a.

Provide product for sale to the extent that same is available to Reac and available for sale in the subject market, all of which are to be judged by REAC in its sole discretion.

b.

Provide a professional support person to process all paperwork relating to the job, to troubleshoot, and to provide all services described in this exhibit.

c.

Provide all administrative services necessary to perform and complete the project, including:

1.

Process all accounts payables

2.

Process all accounts receivables.

3.

Provide all shipping logistics to the destination port described in the contract

4.

Enter all bills into the system

5.

Communicate with all subcontractors regarding paperwork and/or problems.

6.

Fax updated job cost analysis

7.

Provide and maintain filing system

8.

Maintain checking accounts.

9.

Reconcile checking accounts.

10.

Handle, account for and make deposits

11.

Handle, account for, write and disburse checks

12.

Set up all credit accounts

d.

Provide financial and estimating software

e.

Provide a server for the financial and estimating software to run on.

f.

Provide access to the server and financial and estimating software

g.

Provide marketing material

EXHIBIT D

Benefits and Costs to Each Party

LT Trading Group, Inc. will receive an agreed-upon per metric ton dollar amount from the sales procured by it, the per metric ton dollar amount will be negotiated on a case-by-case basis.   Reac will receive all other revenues associated with the contract. Each party will be responsible to their own cost of operations except administrative services stated in item # 7. (Prior to each new sales agreement, LT Trading Group, Inc and REAC will agree to a dollar amount per metric ton to be paid.) Payment will be due to LT Trading Group, Inc. when REAC receives its payment.

During the joint venture period, should there be any legal issues that may arise from REAC domestically in the United States or internationally, anywhere in the world, LT Trading Group and its employees and affiliates will not be accountable and responsible for any type of monetary loss, bad debt, legal fees or any type of law suits.

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